As filed with the Securities and Exchange Commission on July 19, 2021.
File No. 001-40470

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 5
to
FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
Pursuant to Section 12(b) or (g) of
the Securities Exchange Act of 1934

GXO Logistics, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	86-2098312
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

Two American Lane Greenwich, CT	06831
(Address of principal executive offices)	(Zip code)
203-489-1287
(Registrant’s telephone number, including area code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on which Each Class is to be Registered
Common Stock, $0.01 par value per share	New York Stock Exchange
Securities to be registered pursuant to Section 12(g) of the Act: None

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transaction period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

GXO LOGISTICS, INC.
INFORMATION REQUIRED IN REGISTRATION STATEMENT CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10
Certain information required to be included herein is incorporated by reference to specifically identified portions of the body of the information statement filed herewith as Exhibit 99.1. None of the information contained in the information statement shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated by reference.
Item 1.Business.
The information required by this item is contained under the sections of the information statement entitled “Information Statement Summary,” “Risk Factors,” “Cautionary Note Regarding Forward-Looking Statements,” “The Separation and Distribution,” “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Certain Relationships and Related Party Transactions” and “Where You Can Find More Information.” Those sections are incorporated herein by reference.
Item 1A. Risk Factors.
The information required by this item is contained under the section of the information statement entitled “Risk Factors.” That section is incorporated herein by reference.
Item 2.Financial Information.
The information required by this item is contained under the sections of the information statement entitled “Capitalization,” “Unaudited Pro Forma Condensed Combined Financial Information,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Index to Financial Statements” and the financial statements referenced therein. Those sections are incorporated herein by reference.
Item 3.Properties.
The information required by this item is contained under the section of the information statement entitled “Business.” That section is incorporated herein by reference.
Item 4.Security Ownership of Certain Beneficial Owners and Management.
The information required by this item is contained under the section of the information statement entitled “Security Ownership of Certain Beneficial Owners and Management.” That section is incorporated herein by reference.
Item 5.Directors and Executive Officers.
The information required by this item is contained under the sections of the information statement entitled “Management” and “Directors.” Those sections are incorporated herein by reference.
Item 6.Executive Compensation.
The information required by this item is contained under the sections of the information statement entitled “Executive Compensation” and “Director Compensation.” Those sections are incorporated herein by reference.
Item 7.Certain Relationships and Related Transactions.
The information required by this item is contained under the sections of the information statement entitled “Management,” “Directors” and “Certain Relationships and Related Party Transactions.” Those sections are incorporated herein by reference.

Item 8.Legal Proceedings.
The information required by this item is contained under the section of the information statement entitled “Business—Legal Proceedings.” That section is incorporated herein by reference.
Item 9.Market Price of, and Dividends on, the Registrant’s Common Equity and Related Stockholder Matters.
The information required by this item is contained under the sections of the information statement entitled “The Separation and Distribution,” “Dividend Policy,” “Capitalization,” and “Description of Capital Stock.” Those sections are incorporated herein by reference.
Item 10.Recent Sales of Unregistered Securities.
The information required by this item is contained under the sections of the information statement entitled “Description of Material Indebtedness” and “Description of Capital Stock—Sale of Unregistered Securities.” Those sections are incorporated herein by reference.
Item 11.Description of Registrant’s Securities to be Registered.
The information required by this item is contained under the sections of the information statement entitled “The Separation and Distribution” “Dividend Policy,” and “Description of Capital Stock.” Those sections are incorporated herein by reference.
Item 12.Indemnification of Directors and Officers.
The information required by this item is contained under the section of the information statement entitled “Description of Capital Stock.” That section is incorporated herein by reference.
Item 13.Financial Statements and Supplementary Data.
The information required by this item is contained under the section of the information statement entitled “Index to Financial Statements” and the financial statements referenced therein. That section is incorporated herein by reference.
Item 14.Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.
None.
Item 15.Financial Statements and Exhibits.
(a)Financial Statements and Schedule
The information required by this item is contained under the sections of the information statement entitled “Unaudited Pro Forma Condensed Combined Financial Information” and “Index to Financial Statements” and the financial statements referenced therein. Those sections are incorporated herein by reference.
(b)Exhibits
The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description
2.1	Form of Separation and Distribution Agreement by and between XPO Logistics, Inc. and GXO Logistics, Inc.*
2.2	Form of Transition Services Agreement by and between XPO Logistics, Inc. and GXO Logistics, Inc.*
2.3	Form of Tax Matters Agreement by and between XPO Logistics, Inc. and GXO Logistics, Inc.*
2.4	Form of Employee Matters Agreement by and between XPO Logistics, Inc. and GXO Logistics, Inc.*
2.5	Form of Intellectual Property License Agreement by and between XPO Logistics, Inc. and GXO Logistics, Inc.*
3.1	Form of Amended and Restated Certificate of Incorporation of GXO Logistics, Inc.*
3.2	Form of Amended and Restated Bylaws of GXO Logistics, Inc.*
4.1	Indenture, dated as of July 2, 2021, among GXO Logistics, Inc. and Wells Fargo Bank, National Association, as Trustee*
4.2	First Supplemental Indenture, dated as of July 2, 2021, among GXO Logistics, Inc. and Wells Fargo Bank, National Association, as Trustee*
4.3
Registration Rights Agreement, dated July 2, 2021, by and among GXO Logistics, Inc. Barclays Capital Inc., Citigroup Global Markets Inc., Credit Agricole Securities (USA) Inc. and Goldman Sachs & Co. LLC*

10.1	Form of GXO Logistics, Inc. 2021 Omnibus Incentive Plan*
10.2	Form of Option Award Agreement under the XPO Logistics, Inc. 2016 Omnibus Incentive Compensation Plan*
10.3	Form of GXO Logistics Inc. Severance Plan*
10.4	Form of GXO Logistics Inc. Cash Long-Term Incentive Plan*
10.5	Award Agreement under the XPO Logistics, Inc. Cash Long-Term Incentive Plan between XPO Logistics, Inc. and Malcolm Wilson, dated as of January 15, 2020*
10.6	Award Agreement under the XPO Logistics, Inc. Cash Long-Term Incentive Plan between XPO Logistics, Inc. and Maryclaire Hammond, dated as of January 15, 2020*
10.7	Offer Letter between XPO Logistics Europe and Malcolm Wilson, dated as of May 14, 2021*
10.8	Service Agreement between XPO Supply Chain UK Limited and Malcolm Wilson, dated as of May 14, 2021*
10.9	Offer Letter between XPO Logistics, Inc. and Baris Oran, dated as of April 20, 2021*
10.10	Offer Letter between XPO Logistics Europe and Maryclaire Hammond, dated as of May 14, 2021*
10.11	Service Agreement between XPO Supply Chain UK Limited and Maryclaire Hammond, dated as of May 14, 2021*
10.12	Pension Top Up Letter between XPO Logistics Europe and Maryclaire Hammond, dated as of May 11, 2021*
10.13
Credit Agreement, dated as of June 23, 2021, by and among GXO Logistics, Inc., the lenders and other parties from time to time party thereto, and Citibank, N.A., as Administrative Agent and an Issuing Lender*

10.14	Service Agreement between XPO Supply Chain UK Limited and Karlis Kirsis, dated as of July 9, 2021*
10.15	Pension Top Up Letter between XPO Logistics Europe and Karlis Kirsis, dated as of July 9, 2021*
10.16	Offer Letter between XPO Logistics Europe and Karlis Kirsis, dated as of July 9, 2021*
10.17	Award Agreement under the XPO Logistics, Inc. Cash Long-Term Incentive Plan between XPO Logistics, Inc. and Karlis Kirsis, dated as of January 15, 2020
21.1	List of Subsidiaries*
99.1	Information Statement of GXO Logistics, Inc., preliminary and subject to completion, dated July 19, 2021
_________________
*Previously filed

SIGNATURES
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

GXO LOGISTICS, INC.

		By:	/s/ Baris Oran
			Name:	Baris Oran
			Title:	Chief Financial Officer

Date:	July 19, 2021